UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

Independence Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina                       333-121485                       20-1734180

(State or other jurisdiction              (Commission                    (IRS Employer

      of incorporation)                   File Number)                Identification No.)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, Robert B. Willumstad was appointed to the Board of Directors of Independence Bancshares, Inc. (the “Company”) as a new member of the Company’s Board of Directors.  No committee assignments have been made yet for Mr. Willumstad.  Mr. Willumstad is entitled to receive directors’ fees for his service as a board member, if and when such fees are subsequently approved by the Board.  The Company does not currently pay outside directors fees for their board meeting or committee meeting attendance.

Mr. Willumstad, 67, has over 35 years of experience in the banking and financial services industry, and he presently serves as a partner with Brysam Global Partners, a specialty private equity firm that focuses in financial services, which he co-founded in 2005. Mr. Willumstad also previously served as the chairman, and briefly as chief executive officer, of American International Group until 2008. Prior to that, he held positions as president and chief operating officer, as well as a director, at Citigroup. Mr. Willumstad also served for over 20 years with Chemical Bank in various capacities of operations, retail banking and computer systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: May 13, 2013	By: /s/ Gordon A. Baird
Gordon A. Baird
Chief Executive Officer